UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May 11, 2015

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard

Jersey City, New Jersey 07310

(Address of principal executive offices and zip code)

(201) 469-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement

On May 11, 2015, Verisk Analytics, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc. as representatives of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters $900,000,000 aggregate principal amount of its 4.000% Senior Notes due 2025 (the “2025 Notes”) and $350,000,000 aggregate principal amount of its 5.500% Senior Notes due 2045 (the “2045 Notes,” and together with the 2025 Notes, the “Securities”). The Securities, which were offered and sold pursuant to the Underwriting Agreement, are registered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-194874), filed on March 28, 2014.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, and termination and other customary provisions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the document which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

On May 15, 2015, the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”) entered into a fifth supplemental indenture (the “Fifth Supplemental Indenture”) to the Senior Notes Indenture dated as of April 6, 2011 (the “Base Indenture,” and together with the Fifth Supplemental Indenture, the “Indenture”), providing for the issuance of the Securities. The Fifth Supplemental Indenture, which includes the form of the notes of each series of the Securities, is filed herewith.

The 2025 Notes bear interest at 4.000% per annum and will mature on June 15, 2025, and the 2045 Notes bear interest at 5.500% per annum and will mature on June 15, 2045. Interest on each series of notes is payable on June 15 and December 15 of each year beginning December 15, 2015. At any time and from time to time prior to March 15, 2025 (in the case of the 2025 Notes) and December 15, 2044 (in the case of the 2045 Notes), the Company may redeem the applicable series of notes, in whole or in part, at the applicable redemption price described in the Indenture. At any time and from time to time on or after March 15, 2025 (in the case of the 2025 Notes) and December 15, 2044 (in the case of the 2045 Notes), the Company may redeem some or all of the applicable series of notes at a redemption price equal to 100% of the principal amount of the notes of such series to be redeemed as described in the Indenture.

The Indenture contains certain restrictions, including a limitation that restricts the Company’s ability and the ability of its subsidiaries to incur liens and enter into sale and leaseback transactions. The Indenture also restricts the ability of the Company to consolidate, merge or transfer all or substantially all of their assets, and requires the Company to offer to repurchase the notes of either series upon certain change of control events.

The foregoing descriptions of the Indenture and the Securities are qualified in their entirety by reference to the Base Indenture, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 6, 2011, and the Fifth Supplemental Indenture (including the forms of the 2025 Notes and 2045 Notes attached thereto), which is filed herewith as Exhibit 4.2, each incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 11, 2015, by and among Verisk Analytics, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc. as representatives of the underwriters named therein.

4.1	Senior Notes Indenture, dated as of April 6, 2011, among Verisk Analytics, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as Trustee, incorporated by reference herein to Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated April 6, 2011.

4.2	Fifth Supplemental Indenture, dated as of May 15, 2015, between Verisk Analytics, Inc. and Wells Fargo Bank, National Association, as Trustee (including the Forms of 4.000% Senior Notes due 2025 and 5.500% Senior Notes due 2045).

5.1	Opinion of Davis Polk & Wardwell LLP.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date:	May 15, 2015	By:	/s/ Kenneth E. Thompson
		Name:	Kenneth E. Thompson
		Title:	Executive Vice President, General Counsel and Corporate Secretary